Exhibit 10.2

Weatherford International plc

Executive Non-Equity Incentive Compensation Plan

(Amendment and Restatement Adopted

by the Board of Directors April 13, 2020)

The Weatherford International plc Executive Non-Equity Incentive Compensation Plan, as amended from time to time (the “EICP”), having last been updated on February 27, 2014 (effective as of January 1, 2014), is hereby amended and restated in its entirety to be effective as of January 1, 2020 (the “Effective Date”).

SECTION 1 - PURPOSE

As part of Weatherford International plc’s (“Weatherford” or the “Company”) total compensation program, this EICP is designed to motivate and reward the Company’s corporate officers (including Section 16 designated officers and others as approved by the Compensation Committee of Weatherford International plc’s Board of Directors (the “Committee”)) designated for participation in the EICP whose efforts and accomplishments positively impact Weatherford’s shareholder value, financial performance and overall success.

SECTION 2 – AWARDS AND GOALS

The Committee will establish the terms of any awards criteria under the EICP (“Awards”), including the financial and other goals for each Award, within 120 days of the start of each fiscal year, subject to the other provisions of this EICP. It is the expectation under the implementation of this plan that the Committee would annually review prior performance criteria and retain or adjust that criteria for the upcoming year based on an aggregate review of many factors, including but not limited to: achievement, market dynamics, unique corporate circumstances, financial goals, retention, peer group considerations and others.

SECTION 3 – DEFINITIONS

3.1 Definitions

Where the following words and phrases appear in the EICP, they shall have the respective meanings defined below, unless their context clearly indicates otherwise.

“Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.

“Affiliate” shall mean with respect to the Company, any Person directly or indirectly controlling, controlled by, or under common control with, the Company or any other Person designated by the Committee in which the Company or an Affiliate has an interest. The Committee shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

“Base Salary” shall mean the actual base salary amount paid with respect to the Plan Year to which the Reward relates, including base pay a Participant could have received in cash in lieu of (i) deductions made in respect of a Participant’s contributions to a qualified plan maintained by the Company or to any cafeteria plan under Section 125 of the Code maintained by the Company and (ii) deferrals of compensation made at the Participant’s election pursuant to a plan or arrangement of the Company or an Affiliate, but, for the avoidance of doubt, excluding any Rewards under this EICP and any other bonuses, incentive pay or special awards.

“Beneficial Owner” shall mean a “beneficial owner”, as such term is defined in Rule 13d-3 under the Act provided that any Person that has the right to acquire any of the Company’s outstanding securities entitled to vote generally in election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.

“Beneficiary” shall mean the person, persons, trust or trusts to receive the benefits specified under Section 8.1 of the EICP in the event of the Participant’s death prior to full payment of a Reward.

“Benefit Plan” shall mean all employee benefit and compensation plans, agreements, arrangements, programs, policies, practices, contracts or agreements of the Company and its Affiliates.

“Board of Directors” shall mean the Board of Directors of the Company.

“Cause” shall mean, (i) the Company or any member of the Weatherford Group having “cause” to terminate the Participant’s employment, as defined in any employment agreement between the Participant and any member of the Weatherford Group in effect at the time of such termination or (ii) in the absence of any such employment agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) engaging in conduct that constitutes fraud or embezzlement, (C) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to any member of the Weatherford Group’s business or reputation, (D) breach of any material terms of written agreement between the Company and the Participant, (E) willful neglect in the performance of Participant’s duties on behalf of the Weatherford Group or willful or repeated failure or refusal to perform the Participant’s duties on behalf of the Weatherford Group or (F) violation of any material policy of any member of the Weatherford Group, including, but not limited to, those relating to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; provided, in any case, the Participant’s resignation after an event that would be grounds for a termination of employment for Cause will be treated as a termination of employment for Cause hereunder. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

“Change in Control” shall mean one of the following events:

(i)       any Person is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of either (A) the then outstanding Shares of the Company (the “Outstanding Ordinary Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)      individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved, directly or indirectly, by a vote of at least a majority of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)     the consummation of an acquisition, reorganization (excluding a reorganization under either Chapter 7 or Chapter 11 of Title 11 of the United States Code or a similar transaction as a result of the Company’s potential insolvency or ability to meet its debt obligations), reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or any of its Subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company’s Assets (any of which, a “Corporate Transaction”), unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Ordinary Shares and Outstanding Voting Securities immediately prior to such Corporate Transaction own or beneficially own, directly or indirectly, more than 50% of, respectively, the Outstanding Ordinary Shares and the combined voting power of the Outstanding Voting Securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the Entity resulting from such Corporate Transaction (including, without limitation, an Entity (including any new parent Entity) which as a result of such transaction owns the Company or all or substantially all of the Company’s Assets either directly or through one or more Subsidiaries or other Entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as the case may be, (B) no Person (excluding any Entity resulting from such Corporate Transaction or any Benefit Plan (or related trust) of the Company or such Entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding common shares of the Entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such Entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors (or other governing body) of the Entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction; or

(iv)     approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, excluding any transaction that complies with clauses (A), (B) and (C) of paragraph (iii) above.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control (i) if it is effected solely for the purpose of changing the place of incorporation or formation, tax residency or form of organization of the ultimate parent entity of the Weatherford Group (including where the Company is succeeded by an entity incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) and (ii) where all or substantially all of the Person(s) who are the Beneficial Owners of the combined voting power of the Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the Outstanding Voting Securities of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such securities of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Reward that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described above with respect to such Reward shall only constitute a Change in Control for purposes of the payment timing of such Reward if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

“Clawback Policy” shall mean the Company’s Executive Compensation Clawback Policy, as in effect from time to time and as may be amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of Directors of the Company, appointed by the Board of Directors from among its members in accordance with applicable law and listing body regulations.

“Company” shall mean Weatherford International plc, an Irish public limited company, and its successors.

“Company Assets” shall mean the assets (of any kind) owned by the Company, including without limitation, the securities of the Company's Subsidiaries and any of the assets owned by the Company's Subsidiaries.

“Disability” shall mean, unless otherwise determined by the Committee, the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides service, regardless of whether the Participant is covered by such plan or policy, or the plan or policy of the Company, if an Affiliate does not maintain such a plan or policy. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

“EICP” shall mean this Executive Nonequity Incentive Compensation Plan, and as the same may thereafter be amended, restated or modified from time to time.

“Eligible Executive” shall mean an employee of the Company who was not initially designated as Participant for a given Plan Year that (i) is newly appointed, elected or hired as an executive officer or member of senior management or (ii) returns to active employment as an executive officer or member of senior management following a leave of absence. Non-executive officers or members of senior management who participate in the EICP shall do so only as explicitly approved by the Committee.

“Entity” shall mean any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.

“Participant” shall mean any eligible executive or senior management member of the Company or an Affiliate selected by the Committee, in its sole discretion, to participate in the EICP for a Plan Year.

“Payment Date” shall mean, with respect to a particular Plan Year, the date payment is actually made in the calendar year following the end of the applicable Plan Year.

“Performance Goals” shall mean, for a given Plan Year, any one or a combination of criteria established by the Committee that forms the basis for determining a Participant’s Reward Opportunity.

“Person” means a "person" as such term is used for purposes of Section 3(a)(9) of the Act, as modified and used in Sections 13(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under a Benefit Plan, (iii) an underwriter temporarily holding securities pursuant to an offering by the Company of such securities, or (iv) an Entity owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of the Shares of the Company.

“Plan Year” shall mean the twelve month calendar year ending December 31.

“Reward” shall mean the dollar amount of incentive compensation payable to a Participant under the EICP for a Plan Year determined in accordance with the provisions of this EICP.

“Reward Opportunity” shall mean a Participant’s possible incentive reward payment amounts in a given Plan Year, expressed as a percentage of Base Salary, which corresponds to various levels of pre-established Performance Goals.

“Section 409A” shall mean Section 409A of the Code, as amended, or any successor thereof, and the rules and regulations promulgated thereunder.

“Shares” shall mean ordinary shares in the capital of the Company, nominal value $0.001 per ordinary share.

“Subsidiary” shall mean any company, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated organization or any other entity or organization (i) in which 50 percent or more of the securities having ordinary voting power for the election of directors (or other governing body) is owned, directly or indirectly, by the Company or (ii) in which the Company may direct or cause the direction of the management and policies of the controlled entity, whether through the ownership of voting securities, by contract or otherwise.

“Weatherford Group” shall mean the Company and its Subsidiaries.

3.2 Number

Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular.

3.3 Headings

The headings of Sections and Sub-sections herein are included solely for convenience, and if there is any conflict between headings and the text of the EICP, the text shall control.

SECTION 4 – PARTICIPATION

4.1 Participants

The Participants eligible to participate in the EICP for a given Plan Year shall be determined by the Committee, and are generally expected to include executive officers of the Company who are subject to Section 16 of the Act and any other corporate officers and members of senior management of the Company who are specifically designated by the Committee, in its sole discretion, to participate in the EICP.

4.2 Partial Plan Year Participation

(a) If the Committee determines that an Eligible Executive should be permitted to earn compensation under this EICP, the Committee may designate such Eligible Executive a Participant for the balance of the Plan Year, in which case the prorated portion of the Reward shall be paid in accordance with the provisions of this EICP.

(b) If an employee who has previously been designated as a Participant for a particular Plan Year takes a leave of absence during such Plan Year, all of such Participant’s rights to a Reward for such Plan Year shall be forfeited, unless the Committee, in its sole discretion, determines that such Participant’s Reward for such Plan Year shall be prorated based upon that portion of the Plan Year during which he or she was an active Participant, in which case the prorated portion of the Reward shall be paid in accordance with the provisions of this EICP.

(c) If a Participant’s Base Salary or bonus target for a particular Plan Year changes due to promotion, demotion, reassignment or transfer, the Committee may, in its sole discretion, approve an adjustment in such Participant’s Reward Opportunity as deemed appropriate under the circumstances (including termination of participation in the EICP for the remainder of the Plan Year), such adjustment to be made on a pro rata basis for the balance of the Plan Year effective with the first day of the month following such approval, unless some other effective date is specified. All such approvals shall be documented in writing and filed with the EICP records for the applicable Plan Year. In the absence of any specific approvals, proration will be the default methodology based on partial year and/or changed job titles.

4.3 No Right to Participate

Except as provided in Sections 4.1 and 4.2, no Participant or other employee of the Company or an Affiliate shall, at any time, have a right to participate in the EICP for any Plan Year, notwithstanding having previously participated in the EICP.

4.4 EICP Exclusive

No employee shall simultaneously participate in this EICP and in any other short-term incentive plan of the Company or an Affiliate unless such employee’s participation in such other plan is approved by the Committee.

4.5 Consent to Dispute Resolution

Participation in the EICP constitutes consent by the Participant to be bound by the Company’s designated dispute resolution processes, which shall in substance require that all disputes arising out of or in any way related to employment with the Company or its Affiliates, including any disputes concerning the EICP, be resolved exclusively through such program, which shall include binding arbitration as the last step.

SECTION 5 – ADMINISTRATION

Each Plan Year, the Committee shall establish the basis for payments under the EICP in relation to given Performance Goals, as more fully described in Section 6, and, following the end of each Plan Year, determine the Reward payable to each Participant. The Committee is authorized to construe and interpret the EICP, to prescribe, amend and rescind rules, regulations and procedures relating to its administration and to make all other determinations necessary or advisable for administration of the EICP and to implement the intent of the EICP. In addition, as permitted by law, the Committee may delegate its authority granted under the EICP as deemed appropriate; provided, however, that Committee may not delegate its authority under Section 6 hereof outside the membership of the Committee. Decisions of the Committee or its delegates, in accordance with the authority granted hereby or delegated pursuant hereto shall be conclusive and binding. Subject only to compliance with the express provisions hereof, the Committee and its delegates may act in their sole and absolute discretion with respect to matters within their authority under the EICP.

From time to time the Committee may determine that modifying the EICP, the Performance Goals or the potential awards payments would provide more appropriate incentives for Participants. Notwithstanding any provision to the contrary and in addition to the above, the Committee reserves the right in its sole discretion to adjust the Performance Goals or Reward amounts under the EICP to reflect (1) the impact of acquisitions or divestitures, (2) changes in the Company’s industry, (3) changes in macro-economic factors or conditions impacting the Company, (4) changes in market compensation practices and other circumstances, including the need to attract and retain talented executives, (5) changes in applicable laws, regulations or accounting practices, or (6) other matters that were not anticipated when the Performance Goals for the EICP were determined. The Committee retains the discretion to make alternative bonus calculations or to make retention awards or other awards based on alternative or non-financial performance criteria.

SECTION 6 – REWARD DETERMINATIONS

6.1 Performance Measures

The Committee shall strive to make financial performance a primary basis in determining Performance Goals for any Plan Year. In addition, other performance measures applicable to particular Participants may also be used as Performance Goals.

6.2 Performance Requirements

The Committee will establish within 120 days of the start of each fiscal year (1) the Performance Goals applicable to the Participants and (2) the Reward Opportunities of each Participant corresponding to the pre-established Performance Goals that will determine a Participant’s actual Reward at the end of the Plan Year.

For each Reward, the Committee will establish Performance Goals at three levels: Threshold, Target and Superior. The Committee shall have full discretion to set the Performance Goals and metrics.

6.3 Reward Determinations

After the end of each Plan Year, the Committee shall determine the extent to which the Performance Goals have been achieved and the amount of the Reward shall be computed for each Participant in accordance with a Participant’s Reward Opportunity.

6.4 Discretionary Adjustments

Once established, Performance Goals will not be changed during the Plan Year. However, if the Committee, in its sole and absolute discretion, determines that there has been (i) a change in the business, operations, corporate or capital structure, (ii) a change in the manner in which business is conducted or (iii) any other material change or event which will impact one or more Performance Goals in a manner the Committee did not intend, then the Committee may, reasonably contemporaneously with such change or event, make such adjustments as it shall deem appropriate and equitable in the manner of computing the relevant Performance Goal or Goals for the Plan Year.

6.5 Discretionary Bonuses

Notwithstanding any other provision contained herein to the contrary, the Committee may, in its sole discretion, make such other or additional bonus payments to a Participant as it shall deem appropriate and in the interests of the Company.

6.6 Disqualification of Awards

If a Participant is deemed to have (i) breached the Company Code of Business Conduct, or (ii) materially breached any other Company policy, the Committee, at its sole discretion, may disqualify the Participant from receiving any bonus for a given Plan Year in whole or in part. Participation in future Plan Years, however, may be considered independent of that decision. Misrepresenting results will be considered a breach of Company policy.

6.7 Clawback Policy

Any Reward received by the Participant shall be subject to the provisions of the Company’s Clawback Policy. The Clawback Policy enables recoupment of performance-based compensation that is paid but is subsequently determined not to have been earned because financial results of the Company are restated and the clawback of incentive compensation if the Participant has engaged in detrimental activity.

SECTION 7 – DISTRIBUTION OF REWARDS

7.1 Form and Timing of Payment

Except as otherwise provided below, the amount of each Reward shall be paid in cash and in the currency in which the Participant is ordinarily paid on the Payment Date. In the event of termination of a Participant’s employment prior to the Payment Date due to death or disability, the amount of any Reward (or prorated portion thereof) payable pursuant to the provisions of Sections 8.1 or 8.2 shall be paid in cash and in the currency in which the Participant is ordinarily paid on the Payment Date.

7.2 Tax Withholding

The Company or employing entity through which payment of a Reward is to be made shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax laws require with respect to such payments.

SECTION 8 – TERMINATION OF EMPLOYMENT

8.1 Termination of Service during Plan Year

In the event a Participant’s employment is terminated prior to the last business day of a Plan Year for any reason other than death or Disability, all of such Participant’s rights to a Reward for such Plan Year shall be forfeited, unless the Committee, in its sole discretion, determines that such Participant’s Reward for such Plan Year shall be prorated based upon that portion of the Plan Year during which he or she was a Participant, in which case the prorated portion of the Reward shall be paid in accordance with the provisions of Section 7.1. In the case of death during the Plan Year, the prorated amount of such Participant’s Reward shall be paid to the Participant’s estate, or if there is no administration of the estate, to the heirs at law, on the Payment Date. In the case of Disability, the prorated amount of a Participant’s Reward shall be paid in accordance with the provisions of Section 7.1.

8.2 Termination of Service after End of Plan Year but Prior to the Payment Date

If a Participant’s employment is terminated by the Company after the end of the applicable Plan Year, but prior to the Payment Date, for any reason other than termination for Cause, the amount of any Reward applicable to such Plan Year shall be paid to the Participant in accordance with the provisions of Section 7.1. If a Participant’s employment is terminated for Cause or the Participant terminates employment for any reason, all of such Participant’s rights to a Reward applicable to such Plan Year shall be forfeited.

SECTION 9 – RIGHTS OF PARTICIPANTS AND BENEFICIARIES

9.1 Status as a Participant or Beneficiary

Neither status as a Participant or Beneficiary shall be construed as a commitment that any Reward will be paid or payable under the EICP.

9.2 Employment

Nothing contained in the EICP or in any document related to the EICP or to any Reward shall confer upon any Participant any right to continue as an employee or in the employ of the Company or an Affiliate or constitute any contract or agreement of employment for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person’s compensation, to change the position held by such person or to terminate the employment of such person, with or without Cause.

9.3 Non-transferability

No benefit payable under, or interest in, this EICP shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Participant or Beneficiary. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the EICP.

9.4 Nature of EICP

No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any Reward hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in the EICP (or in any document related thereto), nor the creation or adoption of the EICP, nor any action taken pursuant to the provisions of the EICP shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an Affiliate and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment with respect to a Reward hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing entity, as applicable. All amounts payable under the EICP shall be paid from the general assets of the Company or employing entity, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in the EICP shall be deemed to give any employee any right to participate in the EICP except in accordance herewith.

SECTION 10 – CHANGE IN CONTROL

In the event of a Change in Control, (i) with respect to a Participant’s Reward Opportunity for the Plan Year in which the Change in Control occurred, such Participant shall be entitled to an immediate cash payment equal to the target amount of the Reward Opportunity he or she would have been entitled to receive for the Plan Year, prorated to the date of the Change of Control; and (ii) with respect to a Change in Control that occurs after the end of the Plan Year but prior to the Payment Date, a Participant shall be entitled to an immediate cash payment equal to the Reward earned for such Plan Year.

SECTION 11 – AMENDMENT AND TERMINATION

Notwithstanding anything herein to the contrary, the Committee may, at any time, terminate or, from time to time amend, modify or suspend the EICP; provided, however, that, without the prior consent of the Participants affected, no such action may adversely affect any rights or obligations with respect to any Rewards theretofore earned for a particular Plan Year, whether or not the amounts of such Rewards have been computed and whether or not such Rewards are then payable.

SECTION 12 – MISCELLANEOUS

12.1 Governing Law

The EICP and all related documents shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, except to the extent preempted by U.S. federal law.

12.2 Severability

If any provision of the EICP shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the EICP shall be construed and enforced as if said illegal or invalid provision had never been included herein.

12.3 Supersession

This EICP supersedes all prior executive non-equity bonus plans except those set forth in an individual arrangement with an individual employee, in which case the this EICP shall not apply. Any other such annual executive non-equity bonus plan sponsored by the Company is hereby terminated.

12.4 Successor

All obligations of the Company under the EICP shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

12.5 Section 409A of the Code

To the extent applicable, it is intended that the EICP comply with or be exempt from the requirements of Section 409A. Accordingly, to the maximum extent permitted, the Plan and the Awards and Rewards hereunder shall be interpreted either to be exempt from the provisions of Section 409A or in compliance therewith. Any reservation of rights or discretion by the Company or the Committee hereunder affecting the timing of payment of any Award or Reward subject to Section 409A will only be as broad as is permitted by Section 409A. Notwithstanding the foregoing, (i) neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional liability, tax or penalty on any Participant or beneficiary under Section 409A and (ii) neither the Committee (or any member thereof) nor any member of the Weatherford Group (or any employee, director or officer thereof) guarantees that this Plan or any Award or Reward hereunder complies with, or is exempt from, Section 409A and none of the foregoing shall have any liability with respect to any failure to so comply or to be so exempt.

Dated: April 13, 2020